UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 9, 2009

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400
(Registrant's telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement, Item 3.02 Unregistered Sales of Equity Securities, and Item 8.01 Other Events.

On July 9, 2009, Senesco Technologies, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Partlet Securities Purchase Agreement”) with Partlet Holdings Ltd., which is an accredited investor, pursuant to which the Company will issue and sell up to an aggregate of 1,111,111 shares (the “Shares”) of the Company’s common stock at $0.90 per share and each of a Series A warrant (the “Partlet Series A Warrant”) and a Series B warrant (the “Partlet Series B Warrant”) (collectively the Partlet Series A Warrant and Partlet Series B Warrant shall be referred to herein as the “Partlet Warrants”).

The Partlet Series A Warrant entitles the holder to purchase 1,000,000 shares of the Company’s common stock at $0.01 per warrant share.  The Partlet Series A Warrant has a term of seven years and is exercisable immediately after the date of grant.

 The Partlet Series B Warrant entitles the holder to purchase 2,055,555 shares of the Company’s common stock at $0.60 per warrant share.  The Partlet Series B Warrant has a term of seven years and is not exercisable until after the six-month anniversary after the date of grant.

On July 9, 2009, the Company closed on $950,000 of aggregate proceeds of the private placement and, on that date, issued (i) a total of 1,055,555 Shares (ii) a Partlet Series A Warrant to purchase 950,000 shares of the Company’s common stock and (iii) a Partlet Series B Warrant to purchase 1,952,778 shares of the Company’s common stock.  The remaining $50,000 in proceeds cannot be closed upon until the Company receives stockholder approval for certain aspects of the transaction.  Assuming all of the proceeds of the private placement can be closed upon, the Company anticipates it will received gross proceeds equal to $1,000,000.

The private placement remains subject to the approval of the NYSE Amex exchange.

A complete copy of each of the Warrants and the Partlet Securities Purchase Agreement are attached hereto as exhibits and such exhibits are incorporated herein by reference.  The related press release of the Company is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The foregoing descriptions of the Warrants, the Partlet Securities Purchase Agreement and the press release and any other documents or filings referenced herein are qualified in their entirety by reference to such exhibits, documents or filings.

Important Information

The securities sold or to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

In connection with the private placement, the Company will prepare a proxy statement for the Company’s stockholders to be filed with the Securities and Exchange Commission (the “SEC”). The proxy statement will contain information about the Company, the private placement and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT

INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT APPROVING AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

In addition to receiving the proxy statement from the Company by mail, shareholders will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (http://www.sec.gov ) or, without charge, from the Company’s website at www.senesco.com or by directing such request to Senesco Technologies, Inc.  303 George St., Suite 420, New Brunswick, New Jersey 08901 Attention: Joel Brooks.

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies. Information concerning the Company and its directors and executive officers is set forth in the Company’s proxy statement and Annual Report on Form 10-K previously filed with the SEC.

Item 9.01.     Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

4.1	Form of Series A Warrant issued to Partlet Holdings Ltd. (filed herewith)

4.2	Form of Series B Warrant issued to Partlet Holdings Ltd. (filed herewith)

10.1	Securities Purchase Agreement by and between the Company and Partlet Holdings Ltd. dated as of July 9, 2009 (filed herewith)

99.1	Press Release of the Company dated July 10, 2009 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: July 10, 2009	By:	/s/ Bruce Galton
	Name:	Bruce Galton
	Title:	President and Chief Executive Officer